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                                                                    Exhibit 99.2

                                                          Currency: July 9, 2001

                                ZEMEX CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE 1
                           PURPOSE AND INTERPRETATION

SECTION 1.1  PURPOSE.

The purpose of the 1999 Employee Stock Purchase Plan shall be to advance the interests of the Corporation by encouraging equity participation in the Corporation through the acquisition of Common Shares of the Corporation.

SECTION 1.2  DEFINITION.

In the Plan, the following capitalized words and terms shall have the following meanings:

             "AFFILIATE" includes any company in which the Corporation has an equity or voting interest of more than 50%.

             "AGGREGATE CONTRIBUTION" means the aggregate of a Participant's Contribution and the related Corporation's Contribution.

             "BASIC ANNUAL SALARY" means for any Participant for any Plan Year the total of the Participant's Regular Gross Wages and Salary exclusive of any overtime pay, bonuses or allowances of any kind whatsoever.

             "BOARD OF DIRECTORS" means the board of directors of the Corporation.

             "COMMON SHARES" means the common shares of the Corporation as constituted on the date hereof.

             "CORPORATION" means Zemex Corporation, a corporation subject to the Canada Business Corporations Act.

             "CORPORATION'S CONTRIBUTION" means the amount the Corporation credits a Participant under Section 2.5.

             "DESIGNATED AFFILIATE" means the Affiliates of the Corporation designated by the Board of Directors for purposes of determinations under the Plan such as eligibility of an employee to be an Eligible Employee and/or participation in the Plan by employees of Affiliates from time to time.

             "ELIGIBLE EMPLOYEE" means an employee of the Corporation or Designated Affiliate who normally complete 30 or more hours of work per week.

             "HOLDING PERIOD" means a period of twelve months.


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             "ISSUE PRICE" means the average of the closing prices of the Common
             Shares on the TSE or other exchanges on which the Corporation may be listed for the calendar quarter in respect of which Common
             Shares are being issued under the Plan.

             "PARTICIPANT" means an Eligible Employee who becomes a participant in the Plan under Section 2.2.

             "PARTICIPANT'S CONTRIBUTION" means the amount a Participant elects to contribute to the Plan under Section 2.4(1) or Section 2.4(2).

             "PLAN" means the Employee Stock Purchase Plan provided for herein.

             "PLAN YEAR" shall mean the calendar year.

             "TSE" means The Toronto Stock Exchange.

             "TOTAL AUTHORIZED SHARES" shall mean the initial number of Common Shares authorized by the approval of the shareholders of Zemex Corporation, which is Four Hundred and Eighteen Thousand Three Hundred and Sixty-Six (418,366) Common Shares, for purchase under the Plan.

                                    ARTICLE 2
                               SHARE PURCHASE PLAN

SECTION 2.1  THE PLAN.

The Plan is hereby established for Eligible Employees of the Corporation and Designated Affiliates.

SECTION 2.2  PARTICIPANTS.

Participants in the Plan shall be Eligible Employees of the Corporation who have been continuously employed by the Corporation and/or any Designated Affiliates for at least twelve (12) consecutive months. The Board of Directors, upon the recommendation of the President of the Corporation shall have the right, at its absolute discretion, to waive the twelve-month eligibility period or to determine that the Plan does not apply to any Eligible Employee or group of Eligible Employees.

SECTION 2.3  NUMBER OF SHARES.

(1) A number of Common Shares made available for the Plan, individually and collectively, shall be determined from time to time by the Board of Directors, but, in any case, shall not exceed, in the aggregate, the Total Authorized Shares. Should the total number of Common Shares which may be purchased under the Plan for a particular Plan Year exceed the number of Common Shares available for purchase under the Plan, then the Board of Directors shall make a pro rata allocation of the available shares and shall notify each Participant of such allocation.

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(2)      Notwithstanding the foregoing, in the event any change is made to the
         Common Shares purchasable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of 10% at any single time, stock split, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate adjustments shall be made to the Total Authorized Shares purchasable under the Plan, and the number of shares outstanding under the Plan.

SECTION 2.4  ELECTION TO PARTICIPATE IN THE PLAN AND PARTICIPANT'S CONTRIBUTION.

(1) Any Participant may elect to contribute money to the Plan in any Plan Year if the Participant, prior to the end of the immediately preceding calendar year, delivers to the Corporation a written direction in form and substance satisfactory to the Corporation authorizing the Corporation to deduct from the Participant's salary the Participant's Contribution in equal installments.

(2) If, on December 31 of any year, an Eligible Employee has not been continuously employed by the Corporation and/or any of its Designated Affiliates for at least twelve (12) consecutive months (unless such twelve-month requirement is waived by the Board of Directors), then, in the next ensuing calendar quarter during which such Eligible Employee reaches six consecutive months of employment, he or she may elect to make a Participant's Contribution with respect to the balance of that Plan Year, commencing at the beginning of the next calendar quarter, by delivering to the Corporation the written direction referred to above.

(3) The Participant's Contribution shall not exceed 10%, before deductions, of the Participant's Basic Annual Salary; provided that, in the event of any employee electing to make a Participant's Contribution for less than a full Plan Year in accordance with Section 2.4(2) above, his or her Basic Annual Salary shall be pro-rated for the balance of that Plan Year.

(4) No adjustment shall be made to the Participant's contribution until the next succeeding Plan Year, and then only if a new written direction shall be held by the Corporation for the purposes of the Plan.

SECTION 2.5  CORPORATION'S CONTRIBUTION.

Immediately prior to the date any Common Shares are issued to a Participant in accordance with Section 2.7, the Corporation will credit the Participant with and thereafter hold for the Participant an amount equal to the Participant's Contribution then held by the Corporation.

SECTION 2.6  AGGREGATE CONTRIBUTION.

The Corporation shall not be required to segregate the Aggregate Contribution from its own corporate funds or to pay interest thereon.

SECTION 2.7  ISSUE OF SHARES.

(1) As soon as practicable following March 31, June 30, September 30 and December 31 in each Plan Year, the Corporation will issue for the account of each participant fully paid and non-assessable Common Shares equal in value to the Aggregate Contribution as of such date converted into Common Shares at the applicable Issue Price. If such conversion would otherwise result in the issue for the account of a Participant of a fraction of a Common

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         Share, the Corporation will issue only such whole shares as are issuable, and the balance shall be held as provided in Section 2.7(2).

(2) The Corporation shall hold any unused balance of the Aggregate Contribution for a Participant until used in accordance with the Plan.

SECTION 2.8  SAFEKEEPING AND DELIVERY OF SHARES.

(1) All Common Shares issued for the account of a Participant in accordance with Section 2.7 will be held in safekeeping by the Corporation and will be delivered to such Participant upon the expiration of the Holding Period beginning on the date of issue of such Common Shares. If the Corporation receives, on behalf of a Participant in respect of any Common Shares held:

         (a)      Cash dividend;

         (b) Options or rights to purchase additional securities of the Corporation or any other corporation;

         (c) Any notice of meeting, proxy statement and proxy for any meeting of holders of Common Shares of the Corporation; or

         (d) Other or additional Common Shares or other securities (by way of dividend or otherwise);

         then the Corporation shall forward to such Participant, at his or her last address according to the register maintained under Section 2.11, any of the items listed in Section 2.8(1)(a), Section 2.(1)(b) and
         Section 2.8(1)(c); and shall hold in safekeeping any additional securities referred to in Section 2.8(1)(d) and shall deliver such securities to the Participant with delivery of the Common Shares in respect of which such additional securities were issued.

(2) Any Common Shares held for the account of a Participant in safekeeping by the Corporation will be distributed to a Participant or his or her estate prior to the expiration of the applicable Holding Period only upon:

         (b) The date of the commencement of the Participant's retirement in accordance with the normal retirement policy of the Corporation;

         (c) The date of the commencement of the total disability of the Participant determined according to the Corporation's normal disability policy, and if none, in accordance with the definition of disability in the Zemex Corporation Retirement Pension Plan; or

         (d)      The date of death of the Participant.

(3) If there is a take-over bid or issuer bid made for all or a portion of the issued and outstanding Common Shares, the Board of Directors may, by resolution, make any Common Shares held for a Participant immediately deliverable in order to permit such shares to be tendered to such bid. In addition, the Board of Directors may, by resolution, permit the Corporation's


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         Contribution to be made and Common Shares issued for the then Aggregate
         Contribution prior to expiration of any such take-over bid or issuer bid to permit such shares to be tendered to such bid.

SECTION 2.9  TERMINATION OF EMPLOYMENT.

(1) If a Participant shall cease to be employed by the Corporation and/or any of its Designated Affiliates for any reason or shall receive notice from the Corporation of the termination of his or her employment:

         (a) The Participant shall automatically cease to be a Participant in the Plan;

         (b) Any portion of the Participant's contribution then held for the Participant shall be paid to the Participant or his or her estate of successor, as the case may be;

         (c) Any portion of the Corporation's Contribution then held for the Participant shall be paid to the Corporation; and

         (d) Any Common Shares then held in safekeeping for a Participant shall be subject to Section 2.8 in the case of a retirement, disability or death, and in all other cases shall, at the option of the Corporation, be either purchased for cancellation by the Corporation at the Issue Price thereof or sold at market, and thereafter an amount equal to the lesser of:

                  (i)      The Participant's Contribution; and

                  (ii) One-half of the proceeds received on any sale of such Common Shares shall be paid to the Participant and the balance shall be paid to the Corporation.

(2) The Board of Directors may waive the requirements of Section 2.9(1)(d) and pay the full proceeds to the Participant.

SECTION 2.10  ELECTION TO WITHDRAW FROM THE PLAN.

Any Participant may at any time elect to withdraw from the Plan. In order to withdraw, the Participant must give at least two weeks' written notice to the Corporation in form and substance satisfactory to the Corporation directing the Corporation to cease deducting from the Participant's Basic Annual Salary the Participant's Contribution. Deductions will cease to be made commencing with the first pay date following expiration of the two-week notice. The Participant's Contribution made prior to withdrawal will continue to be held by the Corporation. On the next following date for making the Corporation's Contribution, the Corporation will credit the Participant with the pro rata amount of the Corporation's Contribution, calculated in accordance with Section
2.5. The issuance and delivery of Common Shares will not be accelerated by such withdrawal but will occur on the date on which such Common Shares would otherwise have been issued in accordance with Section 2.7 and delivered to the Participant in accordance with Section 2.8 had the Participant not elected to withdraw from the Plan. Upon delivery of the Common Shares pursuant to Section 2.8, any remaining Participant Contribution will also be delivered to the Participant and any remaining Corporation Contribution will be returned to the Corporation.



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SECTION 2.11  RECORD KEEPING.

The Corporation shall maintain a register in which shall be recorded:

         (a)      The name and address of each Participant in the Plan;

         (b)      Any Participant's Contributions; and

         (c) The number of Common Shares held in safekeeping for the account of a Participant.

SECTION 2.12  NECESSARY APPROVALS.

The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Plan shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and any Participant's Contribution held for a Participant shall be returned to the Participant without interest.

                                    ARTICLE 3
                                     GENERAL

SECTION 3.1  TRANSFERABILITY.

The benefits and rights accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable by a Participant unless specifically provided herein. During the lifetime of the Participant, all benefits and rights shall only be exercised by the Participant or by his or her guardian or legal representative.

SECTION 3.2  EMPLOYMENT.

Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Corporation or any Affiliate, or interfere in any way with the right of the Corporation or any Affiliate to terminate the Participant's employment at any time. Participation in the Plan by a Participant shall be voluntary.

SECTION 3.3  DELEGATION TO EXECUTIVE COMPENSATION PENSION COMMITTEE.

All of the powers exercisable hereunder by the Board of Directors of the Corporation may, to the extent permitted by applicable law and by resolution of the Board of Directors of the Corporation, be exercised by the Executive Compensation Pension Committee of such Board of Directors. In addition, if determined appropriate by the Board of Directors of the Corporation, the Board of Directors may delegate any or all of the powers of the Board of Directors of the Corporation under the Plan to an independent consultant.

SECTION 3.4  ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Board of Directors of the Corporation. The Board of Directors shall be authorized to interpret the Plan and may, from time to time, establish, amend

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or rescind rules and regulations required for carrying out the Plan. Any such interpretation of the Plan shall be final and conclusive. All administrative costs of the Plan shall be paid by the Corporation. The senior officers of the Corporation are authorized and directed to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan.

SECTION 3.5  AMENDMENT, MODIFICATION OR TERMINATION OF THE PLAN.

Subject to Section 3.3, the Board of Directors reserves the right to amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board of Directors. However, any amendment of the Plan which would:

         (a)      Materially increase the benefits under the Plan;

         (b) Materially increase the number of Common Shares which may be issued under the Plan; or

         (c) Materially modify the requirements as to the eligibility for participation in the Plan;

shall be effective only upon the approval of the shareholders of the Corporation. Any material amendment to any provision of the Plan shall be subject to any necessary approvals by any stock exchange or regulatory body having jurisdiction over the securities of the Corporation.

SECTION 3.6  CONSOLIDATION, MERGER, ETC.

If there is a consolidation, merger or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities or a transfer of all or substantially all of the assets of the Corporation to another entity, each Participant for whom Common shares are held in safekeeping under the Plan shall receive on the date that common shares would otherwise be delivered to the Participant the securities, property or cash to which the Participant would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the Participant had held the Common Shares immediately prior to such event.

SECTION 3.7  NO REPRESENTATION OR WARRANTY.

The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

SECTION 3.8  INTERPRETATION.

This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.

SECTION 3.9  APPROVAL AND EFFECTIVE DATE.

The approval of the Plan by the shareholders of Zemex Corporation shall constitute approval of this Plan. This Plan shall be effective as of January 1, 1999.



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